As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RCS CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3894716
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

RCS Capital Corporation Equity Plan

(Full Title of the Plans)

James A. Tanaka, Esq.
General Counsel
RCS Capital Corporation
405 Park Ave., 14th Floor
New York, New York 10022
(Name and Address of Agent For Service)
(866) 904-2988
(Telephone Number, Including Area Code, of Agent For Service)	Copy to: Peter M. Fass, Esq. James P. Gerkis, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Class A Common Stock, par value $0.001 per share	4,330,125	$12.15	$52,611,019	$6,113.40

(1)	Represents an additional number of shares of Class A common stock, par value $0.001 per share (“Common Stock”) of RCS Capital Corporation (the “Registrant”), available for issuance under the RCS Capital Corporation Equity Plan, as amended (the “Plan”).
(2)	Calculated solely for purposes of this offering in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock on January 8, 2015, as reported on the New York Stock Exchange.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 4,330,125 shares of Common Stock under the Plan. A prior registration statement on Form S-8 for the existing securities under the Plan was previously filed by the Registrant on February 19, 2014 (Registration No. 333-194018), which registration statement was amended by the Post-Effective Amendment No. 1 to Form S-8 filed by the Registrant on June 18, 2014.

EXPLANATORY NOTE

Incorporation by Reference.  This Registration Statement is filed by RCS Capital Corporation (the “Registrant”) pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (Registration No. 333-194018), as amended by the Post-Effective Amendment No. 1 to Form S-8 filed by the Registrant on June 18, 2014, are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan.  The RCS Capital Corporation Equity Plan, as amended (the “Plan”) provides that the maximum number of shares of Class A common stock, par value $0.001 per share (the “Common Stock”) of the Registrant reserved for the grant of awards under the Plan is a number of shares Common Stock equal to the greater of (x) 250,000 shares and (y) ten percent (10%) of the total number of issued and outstanding shares of Common Stock (on a fully diluted basis) at any time; provided that any increase in the number of shares of Common Stock reserved for grant of awards under the Plan shall become effective upon the registration of such shares of Common Stock under the Securities Act of 1933, as amended. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 4,330,125 shares of Common Stock that may be awarded under the Plan pursuant to the terms of the Plan as a result of an increase in the number of issued and outstanding shares of Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014;
(b)	the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the Commission on May 15, 2014, for the three months ended June 30, 2014, filed with the Commission on August 14, 2014 and for the three months ended September 30, 2014, filed with the Commission on November 14, 2014;
(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2014, January 16, 2014 (two reports on that date), January 17, 2014, January 23, 2014, February 4, 2014, February 7, 2014, February 12, 2014, March 10, 2014, March 14, 2014, March 18, 2014, March 21, 2014, March 26, 2014, April 1, 2014, April 7, 2014, April 28, 2014, April 29, 2014, April 30, 2014, May 1, 2014, May 2, 2014 (as amended May 9, 2014), May 6, 2014, May 13, 2014, May 20, 2014, May 22, 2014, May 28, 2014, June 3, 2014, June 11, 2014 (as amended July 1, 2014), June 12, 2014, June 13, 2014 (two reports on that date), June 19, 2014 (two reports on that date), June 20, 2014, June 24, 2014, July 1, 2014 (two reports on that date), July 3, 2014, July 11, 2014 (as amended September 5, 2014), July 21, 2014, August 7, 2014, August 14, 2014, September 2, 2014, September 4, 2014, September 8, 2014, September 18, 2014, September 23, 2014, September 30, 2014, October 1, 2014, October 6, 2014, October 16, 2014, October 22, 2014, October 23, 2014, November 3, 2014, November 5, 2014, November 7, 2014, November 13, 2014, November 24, 2014, December 2, 2014, December 4, 2014, December 9, 2014, December 12, 2014, December 18, 2014, December 19, 2014 (two reports on that date), December 22, 2014, December 30, 2014, January 2, 2015 and January 5, 2015; and
(d)	the description of the Common Stock included in the Registrant’s Registration Statementon Form 8-A, filed with the Commission on May 13, 2013 to register the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any subsequent amendment or report filed with the Commission for the purpose of updating this description of the Common Stock.

The Registrant’s Consolidated Financial Statements incorporated by reference into Item 8, and the Index to Consolidated Financial Statements included under Item 15, of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Commission on February 28, 2014, have been superseded by the recast Consolidated Financial Statements filed as Exhibit 99.1 to the Form 8-K which was filed with the Commission on September 30, 2014.

All documents subsequently filed (but not those subsequently furnished) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on July 3, 2014)
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on January 7, 2014)
4.3	Certificate of Designation for the 7% Series A Convertible Preferred Stock, filed April 29, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on May 2, 2014)
4.4	Certificate of Designation for the 11% Series B Preferred Stock, filed December 19, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on December 19, 2014)
4.5	Certificate of Designation for the 7% Series C Convertible Preferred Stock, filed December 19, 2014 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on December 19, 2014)
5.1	Opinion of Proskauer Rose LLP (filed herewith)
10.1	RCS Capital Corporation Equity Plan (incorporated by reference to the Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on February 19, 2014)
10.2	First Amendment to RCS Capital Corporation Equity Plan (incorporated by reference to the Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on February 19, 2014)
23.1	Consent of WeiserMazars LLP with respect to the Registrant (filed herewith)
23.2	Consent of BDO USA, LLP with respect to First Allied Holdings Inc. (filed herewith)
23.3	Consent of BDO USA, LLP with respect to Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, and Hatteras Capital Investment Management, LLC and Subsidiaries (filed herewith)
23.4	Consent of Moore Stephens Lovelace, P.A. with respect to Summit Financial Services Group, Inc. (filed herewith)
23.5	Consent of KPMG LLP with respect to Legend Group Holdings, LLC (filed herewith)
23.6	Consent of Deloitte & Touche LLP with respect to Cetera Financial Holdings, Inc. and Subsidiaries (filed herewith)
23.7	Consent of Deloitte & Touche LLP with respect to Tower Square Securities, Inc. (filed herewith)
23.8	Consent of Deloitte & Touche LLP with respect to Walnut Street Securities, Inc. (filed herewith)
23.9	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of January, 2015.

RCS CAPITAL CORPORATION

By:	/s/ Edward M. Weil, Jr. Edward M. Weil, Jr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of RCS Capital Corporation hereby constitutes and appoints Edward M. Weil, Jr. and Brian D. Jones, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of RCS Capital Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2015
/s/ Brian D. Jones Brian D. Jones	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)	January 9, 2015
/s/ Mark Auerbach Mark Auerbach	Chairman of the Board of Directors	January 9, 2015
/s/ Peter M. Budko Peter M. Budko	Director	January 9, 2015
/s/ C. Thomas McMillen C. Thomas McMillen	Director	January 9, 2015
/s/ Howell D. Wood Howell D. Wood	Director	January 9, 2015
/s/ Jeffrey J. Brown Jeffrey J. Brown	Director	January 9, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on July 3, 2014)
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on January 7, 2014)
4.3	Certificate of Designation for the 7% Series A Convertible Preferred Stock, filed April 29, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on May 2, 2014)
4.4	Certificate of Designation for the 11% Series B Preferred Stock, filed December 19, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on December 19, 2014)
4.5	Certificate of Designation for the 7% Series C Convertible Preferred Stock, filed December 19, 2014 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on December 19, 2014)
5.1	Opinion of Proskauer Rose LLP (filed herewith)
10.1	RCS Capital Corporation Equity Plan (incorporated by reference to the Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on February 19, 2014)
10.2	First Amendment to RCS Capital Corporation Equity Plan (incorporated by reference to the Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on February 19, 2014)
23.1	Consent of WeiserMazars LLP (filed herewith)
23.2	Consent of BDO USA, LLP with respect to First Allied Holdings Inc. (filed herewith)
23.3	Consent of BDO USA, LLP with respect to Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, and Hatteras Capital Investment Management, LLC and Subsidiaries (filed herewith)
23.4	Consent of Moore Stephens Lovelace, P.A. with respect to Summit Financial Services Group, Inc. (filed herewith)
23.5	Consent of KPMG LLP with respect to Legend Group Holdings, LLC (filed herewith)
23.6	Consent of Deloitte & Touche LLP with respect to Cetera Financial Holdings, Inc. and Subsidiaries (filed herewith)
23.7	Consent of Deloitte & Touche LLP with respect to Tower Square Securities, Inc. (filed herewith)
23.8	Consent of Deloitte & Touche LLP with respect to Walnut Street Securities, Inc. (filed herewith)
23.9	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)